Exhibit 99.1

Investor Contact:  Valda Colbart, 419-784-2759, rfcinv@rurban.net

Regulatory and Shareholder Approval Received by Rurban Financial Corp.
to Acquire National Bank of Montpelier

DEFIANCE, OH, November 17, 2008 - Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services, and bank data and item processing, announced that it has received regulatory approval from the Federal Reserve Bank of Cleveland and the Ohio Department of Financial Institutions, to acquire NBM Bancorp, Incorporated (“NBM Bancorp”) and its subsidiary, National Bank of Montpelier (“NBM”), headquartered in Montpelier, Ohio as announced in May. The merger agreement between Rurban and NBM Bancorp was adopted and approved by the shareholders of NBM Bancorp at a special shareholder meeting held on September 23, 2008. Subject to the satisfaction of customary closing conditions set forth in the merger agreement, the transaction is expected to close effective as of November 30th, 2008.

Commenting on the acquisition of the Williams County branches of NBM, Kenneth A. Joyce, President and Chief Executive Officer of Rurban Financial Corp., stated, “We are excited about The State Bank and Trust Company’s entry into Williams County where we see significant opportunities. Al Fiser, NBM’s President, will serve as Regional President for the Williams County area. Mr. Fiser has the knowledge and experience within this market to allow us to make a seamless transition into this county, and we are very pleased to have him and the experienced staff of NBM on our team. We recognize that change is never easy, so our entire company will work with Al and the Williams County staff to ensure that the current National Bank of Montpelier customers experience a beneficial conversion with this acquisition. We expect this acquisition to be immediately accretive to Rurban’s earnings with full benefit to be derived in two to three quarters. We will be recording acquisition related costs in the fourth quarter 2008 and first quarter 2009 as we merge NBM into The State Bank and Trust Company. The shareholders of National Bank of Montpelier should receive instructions on how to redeem their stock certificates from our Transfer Agent within two weeks following the closing.”

Mark Klein, President and Chief Executive Officer of The State Bank and Trust Company, stated, “The State Bank and Trust Company is a hometown community bank with genuine interest in our customers and the communities we serve. Our primary concern is providing state-of-the-art banking products that combine quality and convenience for our customers. With that in mind, our plans and strategy for Williams County will be no different. Through this acquisition, former National Bank of Montpelier customers can expect nothing less than the finest quality products and support. The banking centers located in Bryan, Montpelier, Pioneer and West Unity can expect our full support and dedication to making this a seamless transition.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and Rurbanc Data Services, Inc. (RDSI), including DCM. The State Bank and Trust Company offers financial services through its 17 branches in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,899,376 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.